Exhibit 10.49
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                                 Amendment No. 1
                to the Senior Secured Convertible Promissory Note
                           due date February 13, 2008

This Amendment No. 1 ("Amendment") is entered into as of August 20, 2007 (the "Effective Date") by and between FinancialContent, Inc., with principal offices at 101 Lincoln Centre Drive, Suite 410, Foster City, California 94404 (the "Maker") and Jade Special Strategy, LLC, with principal offices at 1175 Walt Whitman Road, Suite 100, Melville, New York 11747 (the "Holder") (hereinafter Maker and Holder each a "Party" and collectively "Parties").

This Amendment amends certain provisions of the Senior Secured Convertible Promissory Note due February 13, 2008 executed by and between the parties on or about February 13, 2006 ("Original Note"). The "Note" collectively consists of all provisions in the Original Note and this Amendment. If any inconsistencies exist between the terms of such agreements, this Amendment shall take precedence over the Original Note. To the extent not expressly amended by this Amendment, all other terms and conditions of the Original Note shall remain in full force and effect. Unless expressly defined hereunder, all initial capitalized and capitalized terms shall have the meaning ascribed to them in the Original Note.

RECITALS:

Whereas, the Original Note is convertible into the Maker's common stock at $0.75 per share, subject to certain reset provisions, pursuant to section 3.2(b); and

Whereas, the Original Note entitles the Holder to prepayment charges upon the occurrence of certain events pursuant to section 3.7; and

Whereas, the Maker and the Holder desire to restate the Original Note to reflect the Holder's willingness to forego its rights to adjust the Conversion Price indefinitely; and

Whereas, the Maker and the Holder desire to restate the Original Note to reflect the Holder's willingness to forego its rights to such prepayment charges indefinitely; and

Whereas, the Maker and the Holder are in agreement with respect to the terms and conditions on which the Holder shall agree to forego its rights to adjust the Conversion Price and to assess prepayment charges.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree to modify the terms and conditions of the Agreement as follows:

1. The paragraph immediately above the Article I heading on page one of the Original Note is amended to read as follows:


All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder's account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on December 31, 2007 (the "Maturity Date") or at such earlier time as provided herein.



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2.   Section 1.2 of the Original Note is amended as follows:


(a) Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to nine percent (9%), payable monthly commencing on March 1, 2006 and on the first business day of each following month at the option of the Maker in (A) cash or (B) registered shares of the Maker's common stock, $0.001 par value per share (the "Common Stock"); provided that commencing with the first month following the month that the Registration Statement is declared effective, interest shall be paid on the last business day of each month. The Maker shall provide irrevocable written notice to the Holder of the form of interest payment at least ten (10) days prior to an interest payment date. If no such notice is provided at least ten (10) days prior to an interest payment date, the Maker must make the interest payment in cash. In addition, the Maker must make interest payments in cash if it is unable to make interest payments in registered shares of Common Stock. Notwithstanding the foregoing, the interest payment for the three (3) months following the Issuance Date shall be payable in cash on the Issuance Date. The number of shares of Common Stock to be issued as payment of accrued and unpaid interest shall be determined by dividing (a) the total amount of accrued and unpaid interest to be converted into Common Stock by
(b) the Conversion Price (as defined in Section 3.2 hereof). Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.


3.   Section 3.1 is amended to read as follows:

(a) At any time on or after the Issuance Date, this Note shall be convertible (in whole or in part), at the option of the Holder (the "Conversion Option"), into such number of fully paid and non-assessable shares of Common Stock (the "Conversion Rate") as is determined by dividing (x) that portion of the outstanding principal balance plus any accrued but unpaid interest under this Note as of such date that the Holder elects to convert by (y) the Conversion Price (as defined in Section 3.2(a) hereof) then in effect on the date on which the Holder faxes a notice of conversion (the "Conversion Notice"), duly executed, to the Maker (facsimile number (650) 745-2677, Attn.: Chief Executive Officer) (the "Voluntary Conversion Date"), provided, however, that the

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




Conversion Price shall be subject to adjustment as described in Section 3.6 below. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at such time that this Note is fully converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of each Conversion Date.

4.   Section 3.2 is amended to read as follows:

(a)  The term "Conversion  Price" shall mean $0.75,  subject to adjustment under
Section 3.6 hereof.


5.  Section 3.7(a) of the Original Note is amended so as to be entirely deleted.


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



6.    Section 3.7(c) of the Original Note is amended to read as follows:


Prepayment Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Maker to prepay all or a portion of this Note in cash at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (the "Triggering Event Prepayment Price," and, collectively with the Major Transaction Prepayment Price, the "Prepayment Price").

7.   Section 3.7(k) of the Original Note is amended to read as follows:


Maker Prepayment Option. Upon the Maker receiving a written Notice of Conversion from the Holder, the Maker shall have five (5) Trading Days following receipt of the Notice of Conversion to provide written notice to the Holder of its intention to prepay in cash all of the outstanding principal amount of this Note together with all accrued and unpaid interest thereon (the "Maker's Prepayment Notice") at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note plus any accrued but unpaid interest (the "Maker's Prepayment Price"). The Maker shall have thirty (30) days to deliver the Maker's Prepayment Price to the Holder during which time the Holder shall not convert this Note into shares of Common Stock; provided, however, that if during the period between delivery of the Maker's Prepayment Notice and the Maker's Prepayment Date (as defined below), the Holder shall become entitled to deliver a Notice of Prepayment at Option of Holder Upon Major Transaction or Notice of Prepayment at Option of Holder upon Triggering Event, then the such rights of the Holder shall take precedence over the previously delivered Maker Prepayment Notice. The Maker's Prepayment Notice shall state the date of prepayment which date shall be within thirty (30) days after the Maker has delivered the Maker's Prepayment Notice (the "Maker's Prepayment Date"), the Maker's Prepayment Price and the principal amount of Notes plus any accrued but unpaid interest to be prepaid by the Maker. The Maker shall deliver the Maker's Prepayment Price on or prior to the Maker's Prepayment Date. If the Maker fails to pay the Maker's Prepayment Price by the Maker's Prepayment Date, the prepayment will be declared null and void, the Maker shall lose its right to serve a Maker's Prepayment Notice pursuant to this Section 3.7(k) in the future.


8. This Amendment is expressly subject to and conditioned upon the approval of the Maker's board of directors.

9. This Amendment constitutes an amendment to the Original Note and shall be attached to and made a part of the Original Note.

10. The Holder represents and warrants that since the time of the issuance of the Original Note the Holder has not sold, assigned, transferred, endorsed, pledged, hypothecated and or otherwise disposed of the Original Note.

11. This amendment to the Original Note shall become null and avoid in the event of a material change in the operations and management of the Company.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.


FINANCIALCONTENT, INC.                   JADE SPECIAL STRATEGY, LLC


By:  /s/                                 By:  /s/
     -------------------------------          ----------------------------------
     Name: Wing Yu                            Name: David Propis
     Title: CEO                               Title: Manager



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